CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of John Hancock Bond Trust of our reports dated July 18, 2024, relating to the financial statements and financial highlights, of each of the funds listed in Appendix A (collectively, the “Funds”), which appears in the Fund’s Annual Reports on Form N-CSR for the year ended May 31, 2024. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Policy Regarding Disclosure of Its Portfolio Holdings” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 23, 2024

Appendix A

Fund Name	Opinion Date
John Hancock ESG Core Bond Fund	July 18, 2024

John Hancock Government Income Fund	July 18, 2024

John Hancock High Yield Fund	July 18, 2024

John Hancock Investment Grade Bond Fund	July 18, 2024

John Hancock Short Duration Bond Fund	July 18, 2024

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